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                                                                       EXHIBIT 5

                         [Letterhead of Foley & Lardner]

                                 June 11, 2002

Entravision Communications Corporation and the
Additional Registrants Listed in the
Registration Statement (as defined below)
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 90404

    Re:   Entravision Communications Corporation
          Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as special securities counsel to Entravision Communications Corporation, a Delaware corporation (the "Company") and each of the parties listed in the Registration Statement (as defined below) as an Additional Registrant (an "Additional Registrant"), in connection with the preparation and filing by the Company and the Additional Registrants with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration by the Company of $225,000,000 aggregate principal amount of its 8-1/8% Senior Subordinated Notes due 2009 (the "Exchange Notes"), unconditionally guaranteed (the "New Guarantees") as to payment of principal and interest by the Additional Registrants. The Registration Statement also relates to the offer (the "Exchange Offer") by the Company to exchange the Exchange Notes and New Guarantees for all of its outstanding $225,000,000 aggregate principal amount of 8-1/8% Senior Subordinated Notes due 2009 (the "Outstanding Notes") and the related guarantees (the "Old Guarantees"), previously issued pursuant to the Purchase Agreement dated March 1, 2002 (the "Purchase Agreement"), and incorporated by reference as an exhibit to the Registration Statement. The Exchange Notes and the New Guarantees will be issued pursuant to the terms of the Exchange and Registration Rights Agreement dated as of March 12, 2002, by and among the Company and the initial purchasers thereto (the "Exchange and Registration Rights Agreement"), and incorporated by reference as an exhibit to the Registration Statement, and pursuant to an Indenture dated as of March 1, 2002, as amended (the "Indenture"), by and among the Company, as issuer, Union Bank of California, N.A., as trustee (the "Trustee"), and certain domestic subsidiaries of the Company listed on the signature pages thereto, as guarantors.

          In connection herewith, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of: (i) the First Restated Certificate of Incorporation of the Company; (ii) the First Amended and Restated Bylaws of the Company, as amended on October 18, 2001; (iii) the corporate and organizational documents of each of the Additional Registrants;
(iv) the minutes and records of the corporate, partnership or limited liability company proceedings, as applicable, of the Company and each of the Additional Registrants, in

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Entravision Communications Corporation
Additional Registrants
June 11, 2002
Page 2

connection with the issuance of the Exchange Notes and the New Guarantees; (v) the Registration Statement; (vi) the Indenture; (vii) the Exchange and Registration Rights Agreement; and (viii) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below. However, no facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

          Additionally, in rendering our opinion herein we have assumed that the Exchange Offer or any other transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Registration Statement and in accordance with the operative documents relating to such transactions.

          For the purposes of our opinions, we have, with your permission, assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which these opinions are rendered, the authority of such persons signing all documents on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

          To the extent that the obligations of the Company and the Additional Registrants under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

     1. Each of the Company and the Additional Registrants is a corporation, limited liability company or partnership, as the case may be, existing and in good standing under the laws of the state of its incorporation, organization or formation, as applicable.

     2. When, as and if: (i) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act; (iii) the Outstanding Notes shall have been validly tendered to the Company; (iv) the Exchange Notes shall have been duly executed, authenticated and delivered in accordance with all of the terms of the Indenture and the Registration Statement; and (v) any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authorities shall have been obtained, then, upon the happening of such events, the Exchange Notes, when issued pursuant to the Exchange Offer, will be legally valid and binding obligations of the Company.

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Entravision Communications Corporation
Additional Registrants
June 11, 2002
Page 3

     3. When, as and if: (i) the Indenture shall have become qualified under the TIA; (ii) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act; (iii) the Outstanding Notes shall have been validly tendered to the Company; (iv) the Exchange Notes shall have been duly executed, authenticated and delivered in accordance with all of the terms of the Indenture and the Registration Statement; and (v) any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authorities shall have been obtained, then, upon the happening of such events, the New Guarantees will be legally valid and binding obligations of each of the Additional Registrants.

          Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of:
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) other commonly recognized statutory and judicial constraints on enforceability, including without limitation statutes of limitations. We advise you that issues addressed by this letter may be governed in whole or in part by laws other than those upon which our opinions are based, but we did not review or attempt to identify any other law which might be relevant for purposes of our opinions and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where: (i) the guaranteed obligations are materially modified without the consent of the guarantor; or (ii) the beneficiary releases the primary obligor.

          For purposes of the opinions in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction and statements and representations of officers and other representatives of the Company and the Additional Registrants, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

          For purposes of our opinions, we have assumed that: (i) the Registration Statement remains effective throughout the Exchange Offer; (ii) at the time of the issuance and delivery of the Exchange Notes, (a) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes and (b) the issuance and delivery of the Exchange Notes, the terms of the Exchange Notes and the compliance by the Company with the terms of the Exchange Notes will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Additional Registrants; (iii) at the time of the issuance and delivery of each New Guarantee, (a) there will not have occurred any change in law affecting the validity, legally

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Entravision Communications Corporation
Additional Registrants
June 11, 2002
Page 4

binding character or enforceability of such New Guarantee and (b) the issuance and delivery of the New Guarantee, the terms of the New Guarantee and the compliance by each Additional Registrant with the terms of its New Guarantee will not violate any applicable law, or any restriction imposed by any court or governmental body having jurisdiction over such Additional Registrant; and (iv) any revisions to the form of any indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to such indenture, as executed, will not require re-qualification of such indenture under the TIA.

          The opinions set forth above are based on the laws of the State of California and the federal laws of the United States as they exist as of the date of this letter, and we assume no obligation to modify or supplement this letter on account of changes in such laws after the date hereof. To the extent that matters covered by our opinion pertain to the corporate laws of the State of Delaware, we advise you that we are not admitted to practice in that state, although we are familiar with the corporate laws of that state. We note that the Indenture is governed by the laws of the State of New York. We have not made a special examination of the laws of such state or any other jurisdiction and we have assumed, where applicable, that the laws of such states are, in pertinent part, the same as the laws of the State of California, the provisions of the Delaware General Corporation Law and applicable federal laws of the United States. We express no opinion as to the laws of any other jurisdiction or the effect thereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

          This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matter relating to the Company or to any investment therein, or under any other law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.



                                Very truly yours,

                               /s/ Foley & Lardner